UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2018

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), on June 19, 2018, Foundation Medicine, Inc., a Delaware corporation (the “Company” or “Foundation Medicine”), entered into an Agreement and Plan of Merger, dated as of June 18, 2018, as amended (the “Merger Agreement”), with Roche Holdings, Inc., a Delaware corporation (“Parent” or “Roche Holdings”), and 062018 Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Parent caused Merger Sub to conduct a tender offer (the “Offer”) for all of the issued and outstanding shares of common stock, par value $0.0001 per share (the “Shares”), of the Company at a price of $137.00 per Share (the “Offer Price”), net to the seller in cash, without interest and subject to any applicable withholding of taxes, and on the terms and conditions set forth in the Merger Agreement.

The Offer expired at 12:00 midnight, New York City time, at the end of July 30, 2018 (i.e., one minute after 11:59 p.m., New York City time, on July 30, 2018). Citibank, N.A., in its capacity as depositary for the Offer (the “Depositary”), advised that, as of the expiration of the Offer, a total of 12,535,376 Shares (excluding Shares with respect to which notices of guaranteed delivery were delivered and for which certificates were not yet delivered) were validly tendered and not validly withdrawn pursuant to the Offer, representing approximately 77.3% of the Shares outstanding as of the expiration of the Offer (excluding those Shares held by Roche Holdings and its affiliates) and, when taken together with the Shares owned by Roche Holdings and its affiliates, representing approximately 90.1% of the Shares outstanding as of the expiration of the Offer. In addition, the Depositary has advised that Notices of Guaranteed Delivery have been delivered with respect to approximately 1,342,573 Shares that have not yet been tendered, representing approximately 3.6% of the outstanding Shares. Each condition to the Offer was satisfied or waived, and Merger Sub irrevocably accepted for payment all Shares that were validly tendered and not withdrawn.

On July 31, 2018, following consummation of the Offer, Merger Sub merged with and into the Company. The Merger was completed pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with no vote of the Company’s stockholders required to consummate the Merger. At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than (1) Shares owned at the commencement of the Offer and immediately prior to the Effective Time by Roche Holdings, Roche Holding Ltd or any other direct or indirect subsidiary of Roche Holdings or Roche Holding Ltd, (2) Shares owned immediately prior to the Effective Time by the Company or any direct or indirect subsidiary of the Company, and (3) Shares held by stockholders who are entitled to, and who have properly exercised their demands for appraisal of such Shares in accordance with Section 262 of the DGCL and have neither withdrawn nor lost such rights prior to the Effective Time), was converted into the right to receive an amount in cash equal to the Offer Price (the “Merger Consideration”), without interest and subject to any required tax withholding.

Immediately prior to the Effective Time (i) each vested outstanding Company stock option, whether or not exercisable, was cancelled and converted into the right to receive an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the per Share exercise price applicable to such Company stock option, multiplied by (y) the total number of Shares subject to such Company stock option, (ii) each outstanding unvested Company stock option was cancelled and converted into the right to receive, upon the satisfaction of the original vesting conditions applicable to the underlying Company stock option, an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the per Share exercise price applicable to such Company stock option, multiplied by (y) the total number of Shares subject to such Company stock option and (iii) each Company restricted stock unit was cancelled and converted into the right to receive, upon the satisfaction of the original vesting conditions applicable to the underlying Company restricted stock unit, an amount in cash equal to the product of (x) the Merger Consideration, multiplied by (y) the number of Shares underlying such award.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on June 19, 2018 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Effective as of July 31, 2018 and contingent upon the consummation of the Merger, the Company terminated the Foundation Medicine, Inc. 2013 Employee Stock Purchase Plan, the Foundation Medicine, Inc. 2013 Stock Option and Incentive Plan and the Foundation Medicine, Inc. Amended and Restated 2010 Stock Incentive Plan.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on July 31, 2018, Merger Sub irrevocably accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Date. On July 31, 2018, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required to consummate the Merger. Upon the consummation of the Merger, Foundation Medicine became a wholly owned subsidiary of Roche Holdings.

The aggregate consideration paid by Merger Sub in the Offer and Merger to purchase all outstanding Shares (other than the Shares owned by Roche Holdings and its affiliates) and other equity-based interests of Foundation Medicine pursuant to the Offer and the Merger, was approximately $2.2 billion. Roche Holdings provided Merger Sub with the necessary funds to fund the Offer and the Merger from its cash on hand.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the Merger, the Company (i) notified The Nasdaq Stock Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (x) halt trading in the Shares on the morning of July 31, 2018, prior to market open, and suspend trading of the Shares effective as of the close of business on July 31, 2018 and (y) file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 1.02, 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

Upon the Effective Time, Foundation Medicine became a wholly owned subsidiary of Roche Holdings. The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, at the Effective Time, the following directors of Foundation Medicine and its subsidiaries resigned as directors of Foundation Medicine and its subsidiaries, and from all committees of the boards of directors of Foundation Medicine and its subsidiaries: Troy Cox, Alexis Borisy, Michael Dougherty, Sandra Horning, M.D., Evan Jones, Michael Pellini, M.D., Michael Varney, Ph.D., and Krishna Yeshwant, M.D.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s amended and restated certificate of incorporation was amended and restated in its entirety as set forth on Annex II to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”) and the Company’s amended and restated bylaws were amended and restated to read in their entirety as the bylaws of Merger Sub immediately prior to the Effective Time (the “Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among Foundation Medicine, Inc., Roche Holdings, Inc. and 062018 Merger Subsidiary, Inc., dated June 18, 2018 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Foundation Medicine, Inc. on June 19, 2018).

3.1	Amended and Restated Certificate of Incorporation of the Company (filed herewith).

3.2	Bylaws of the Company (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION MEDICINE, INC.

Dated: July 31, 2018	By:	/s/ Troy Cox
	Name:	Troy Cox
	Title:	President and Chief Executive Officer